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April 26, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Nuveen Multistate Trust II
     811-07875

Dear Sirs:

          Arthur Andersen LLP has represented to the Nuveen Multistate Trust II (composed of Nuveen California Municipal Bond Fund, Nuveen California Insured Municipal Bond Fund, Nuveen Connecticut Municipal Bond Fund, Nuveen Massachusetts Municipal Bond Fund, Nuveen Massachusetts Insured Municipal Bond Fund, Nuveen New Jersey Municipal Bond Fund, Nuveen New York Municipal Bond Fund and Nuveen New York Insured Municipal Bond Fund) (hereinafter collectively referred to as the "Funds") that its audit of the Funds was subject to Arthur Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen personnel working on the audit, and availability of national office consultation.

Very truly yours,

Nuveen Multistate Trust II

/s/ Michael T. Atkinson
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Michael T. Atkinson
Vice President